UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

BEACON ENTERPRISE SOLUTIONS

GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

9300 Shelbyville Road, Suite 1020
Louisville, Kentucky 40222
(Address of principal executive offices)

502-657-3501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 22, 2013, the Company issued a press release regarding an Agreement and Plan of Merger by and among the Company, Beacon Acquisition Sub, LLC, a Delaware limited liability company which is wholly owned by the Company, and Optos Capital Partners, LLC, a Delaware limited liability company which is wholly owned by Focus Venture Partners, Inc., a Nevada corporation. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any filing under the Exchange Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01	Exhibits.
Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: May 22, 2013	By:	/s/ Bruce Widener
Bruce Widener Chief Executive Officer